Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 5, 2005, by and among Modtech Holdings, Inc., a Delaware corporation, with headquarters located at 2830 Barrett Avenue, Perris, California 92751 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (as so amended, the “1933 Act”);

B. The Company has authorized the issuance and sale of up to 2,046,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) and warrants to acquire up to 1,023,000 shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Warrants”), pursuant to the terms of this Agreement;

C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 2,046,000 shares of Common Stock (the “Offered Shares”) in the respective amounts set forth opposite each Buyer’s name on the Schedule of Buyers, together with Warrants exercisable into shares of Common Stock (the “Warrant Shares”); and

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1.	PURCHASE AND SALE OF OFFERED SHARES.

a. Purchase of Offered Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company the respective number of Offered Shares set forth opposite such Buyer’s name on the Schedule of Buyers, together with the Warrants, at the respective purchase price (the “Purchase Price”) set forth opposite such Buyer’s name on the Schedule of Buyers (the “Closing”). The Offered Shares, together with the Warrants and the Warrant Shares are referred to herein as the “Securities”).

b. Closing Dates.

i. Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m. California Time, on August 5, 2005, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or

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such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111.

c. Form of Payment. On the Closing Date or within one business day thereafter, (i) each Buyer shall pay an amount equal to the Purchase Price to the Company for the Offered Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request (the “Common Stock Certificates”) representing such number of the Offered Shares which such Buyer is then purchasing (as indicated opposite such Buyer’s name on the Schedule of Buyers), along with the Warrant, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of them at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and otherwise in accordance with applicable law. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. If such Buyer is acting in a representative capacity on behalf of one or more funds, partnerships or managed accounts, such Buyer has the authority to make, and has made, the foregoing representations and warranties on behalf of each such fund, partnership or account, each of which shall be deemed a Buyer hereunder

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D, and such Buyer is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies. Such Buyer acknowledges that it is able to bear the financial risk associated with an investment in the Securities.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

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d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer, and such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or there is an exemption from registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act, as amended, or any successor rule thereto (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SECURITIES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legends have been removed, only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act, including, without limitation, a transaction pursuant to Rule 144.

h. Validity; Enforcement. Such Buyer, if it is an entity, is duly organized, validly existing and in good standing in the state of its organization and was not formed for the purpose of investing in the Securities. Such Buyer has full right, power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

i. Residency. Such Buyer is a resident of that state and country specified in its address on the Schedule of Buyers.

j. Brokers or Finders. The Company will not incur, directly or indirectly, as a result of any action taken by the Buyers, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

k. Trading Disclosures. Except as set forth on Schedule 2(l), from June 2, 2005 through and including the date hereof, Buyer has not bought, sold, sold short, transferred, written options or otherwise disposed of or acquired any of the Company’s securities.

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3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

a. Organization and Qualification. Except as disclosed in Schedule 3(a), the Company and its “Subsidiaries” (which for purposes of this Agreement means a “Subsidiary” as defined in Rule 405 under the 1933 Act) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted, except where the failure of any Subsidiary to be duly organized, validly existing and in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transaction contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Offered Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except for the consent of Amphora Limited to the transaction contemplated herein and the approval of such transaction by the Nasdaq Listings Qualification Department (which approval has already been obtained) (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c. Capitalization. As of August 3, 2005, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 14,834,535 shares are issued and outstanding, 1,598,508 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 2,873,564 shares are issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to

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preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) none of the Company or any of its Subsidiaries has any outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or stock “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws as amended and as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 3(c) lists all issuances of the Company’s securities (both debt and equity) since January 1, 2004, detailing the name of the acquirer, the number and type of securities acquired, and the consideration paid. Schedule 3(c) also lists each sale of Common Stock by the Company’s officers, directors and greater than 5% owners of the Company’s Common Stock from January 1, 2004, through and including the date of this Agreement.

d. Issuance of Securities. The Offered Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Incorporation. A sufficient number of shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Warrants such that upon such exercise the Company will have sufficient shares to issue to the holders of the Warrants in order to satisfy its obligations thereunder. Upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the Buyers’ representations and warranties, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Incorporation and the consummation by the Company of the transactions

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contemplated hereby and thereby (including, without limitation, the reservation for issuance and the issuance and registration of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined in Section 4(h) below)) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, and other than the Transaction Documents, there are no other agreements or organizational documents that govern the rights of the Securities. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except, in each case, where such violation could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and except for the consent of Amphora Limited to the transaction contemplated herein and the approval of such transaction by the Nasdaq Listings Qualification Department, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f. SEC Documents; Financial Statements. Except as provided in Schedule 3(f), since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to or otherwise made available to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial

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statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since March 31, 2005, there has been no Material Adverse Effect in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule 3(g), since March 31, 2005, the Company has not declared or paid any dividends, sold any assets in excess of $50,000 outside of the ordinary course of business or had capital expenditures in excess of $50,000. Except as disclosed in Schedule 3(g), since March 31, 2005, there has not been any other event which could have a Material Adverse Effect or which could adversely affect the validity or enforceability of, or the authority or the ability of the Company to perform its obligations under the Transaction Documents.

h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could have a Material Adverse Effect.

i. Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each

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Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is expected to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced. Except as disclosed in Schedule 3(j), the Company has completed and fully satisfied all of its obligations with regard to the Heritage project located in Brentwood, California.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or except as set forth on Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act (except pursuant to the Registration Rights Agreement) or cause the offering of the Securities to be integrated with other offerings.

m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company’s or its Subsidiaries’ employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service

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mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted or as proposed to be conducted, except where the failure to own or possess such rights could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, unless such expiration or termination could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, and the Company is not aware of any third party making any unauthorized or infringing use of the intellectual properties of the Company or any of its Subsidiaries.

o. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the three foregoing cases, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

p. Title. The Company and its Subsidiaries have clear title to all real property, if any, owned by it and good and valid title to all personal property owned by it which, in each case, is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which

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the Company and its Subsidiaries are engaged, and all of such insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

s. Internal Accounting Controls. Subject to the material weaknesses disclosed in the Company’s report on Form 10-K for the fiscal year ended December 31, 2004, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific or authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

t. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

u. Transactions With Affiliates. Except as set forth in Schedule 3(u) or the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other

Modtech Holdings, Inc. Securities Purchase Agreement	-11-

entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

v. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

w. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

x. Material Contracts. All material contracts of the Company that are required by applicable rules and regulations of the SEC to be filed as exhibits to the SEC Documents (“Material Contracts”) have been so filed. The Company has not received notice of a default and is not in default under, or with respect to, any Material Contract. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a default by such party thereunder. Schedule 3(x) lists each agreement with Fortress Credit Corporation, Fortress Investment Company and Amphora Limited as is in effect on the date hereof (collectively, the “Loan Documents”), and after giving effect to waivers and releases obtained by the Company, the Company is not in breach of any provision of the Loan Documents.

y. Brokers or Finders. The Buyers will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

z. Officers, Directors and 5% Shareholders. Each of the Company’s key executive officers and directors and persons owning 5% or more of the Common Stock is listed on Schedule 3(z).

aa. Consents. The Company is not required to obtain any consent, authorization or approval of any Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transactions Documents, in each case in accordance with the terms hereof or thereof other than the August 1, 2005 Nasdaq approval letter attached hereto as Exhibit E. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

4.	COVENANTS.

a. Closing Conditions Compliance. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action

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as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement, but excluding therefrom any officers or directors) may sell all of the Offered Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Offered Shares and the Warrant Shares and (B) none of the Offered Shares or Warrants is outstanding (the “Registration Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Offered Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement, but excluding therefrom any officers or directors of the Company and any Investors who no longer own Securities) during the Registration Period: (i) within two (2) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, including any amendments to such documents, and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is filed with the SEC through EDGAR then the Company shall not be obligated to deliver a copy of such report to any Investor; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

g. Lock Up. The Company shall obtain for Buyers’ benefit the written agreement from each of its executive officers and directors not to sell, short sell, loan, margin, dispose, pledge or transfer, directly or indirectly, more than five percent (5%) of the Company’s capital stock they own or control, such restrictions to apply from the date hereof through the period ending on the day following the 180th consecutive day that the Registration Statement is available for the resale of the Offered Shares and Warrant Shares. Such agreement shall be in substantially the form provided in Exhibit B hereto, but shall not prohibit those executive

Modtech Holdings, Inc. Securities Purchase Agreement	-13-

officers and directors who are Buyers of Securities from selling such Securities in accordance with the Registration Statement. The Company shall provide a standing stop order with its transfer agent to prohibit the activity proscribed by such agreement. The Company agrees not to amend any such agreement without prior written consent of the Required Holders.

h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Subject to meeting applicable listing requirements, the Company shall use reasonable best efforts to maintain authorization of the Common Stock for quotation on the Nasdaq National Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

i. Expenses. The Company shall reimburse Peninsula Catalyst Fund, L.P. its expenses (including reasonable attorneys’ fees and expenses) in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby.

j. Filing of Form 8-K. On or before the first (1st) business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act., and otherwise disclose all material non-public information previously disclosed to Buyers which information continues to be, as of the date hereof, material and non-public.

k. Form S-3 Eligibility. The Company shall use its best efforts to obtain eligibility to file a registration statement on Form S-3 so that it is available for the registration of the resale of Registrable Securities.

l. Limitation on Filing Registration Statements. From the date hereof through the period ending on the day following the 30th consecutive trading day that the Registration Statement is available for the resale of the Securities, the Company shall not register any securities other than the Securities, any securities that the Company currently is required to register and securities on Form S-8 issued in connection with any stock option plan, stock purchase plan, stock bonus plan or other plan for the benefit of employees, officers or directors of the Company.

m. Stockholder Approval. The Company shall use its best efforts to obtain as soon as possible, but in no event later than the 90th day following the date hereof, “Stockholder Approval” as that term is defined in Section 4(v) the Securities Purchase Agreement between Amphora Limited and the Company dated as of December 30, 2004.

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5.	TRANSFER AGENT INSTRUCTIONS.

a. Delivery of Legended Common Stock. Upon execution of this Agreement, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Offered Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (the “Irrevocable Transfer Agent Instructions”), which instructions shall be in the form as provided in Exhibit D hereto. Prior to registration of the Offered Shares and the Warrant Shares under the 1933 Act, all Securities shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Offered Shares and the Warrant Shares, prior to registration of the Offered Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

b. Delivery of Unlegended Common Stock. After the Offered Shares and Warrant Shares have been registered for resale, in lieu of delivering physical certificates representing Offered Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, on the written request of a Buyer who shall have previously instructed its broker to confirm such request to the Company’s transfer agent, the Company shall cause its transfer agent to transmit electronically the Offered Shares or the Warrant Shares to the Buyer by crediting the account of the Buyer’s prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the date upon which the Company is required to deliver shares to the Buyer under the terms of this Agreement. Nothing in this Section 5 shall affect in any way each Buyer’s obligations and agreements to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances (including, without limitation, by delivering a certificate of an executive officer of such Buyer) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend.

c. Timing of Delivery. Whenever the Company is required to deliver Securities under the Transaction Documents, whether with or without a restrictive legend, such delivery shall be made within three (3) business days of the day that request is made for delivery of such Securities.

d. Specific Performance. The Company acknowledges that a breach by it or its transfer agent of their respective obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5

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will be inadequate and agrees, in the event of a breach or threatened breach of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company the Purchase Price for the Offered Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c. The representations and warranties of such Buyer shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

d. The offer and sale of the Offered Shares and the related Warrants to such Buyer pursuant to this Agreement shall be exempt from the registration requirements under the 1933 Act and shall be exempt from the registration and/or qualification requirements of all applicable state securities laws.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

b. Trading in the Common Stock shall not have been suspended.

c. The representations and warranties of the Company shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date)

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and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d. Such Buyer shall have received the opinion of the Company’s counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

e. The Company shall have executed and delivered to such Buyer the Warrants and the Common Stock Certificates (in such denominations as such Buyer shall request) for the Offered Shares being purchased by such Buyer at the Closing.

f. The Company’s Board of Directors shall have adopted resolutions authorizing the issuance of the Offered Shares, the Warrants and the Warrant Shares and the other transactions provided by this Agreement and the Transaction Documents in a form reasonably acceptable to such Buyer.

g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock a sufficient number of shares of Common Stock for the purpose of effecting the exercise of the Warrants.

h. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

i. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation’s state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

j. The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

k. The Company shall have delivered to such Buyer a secretary’s certificate, dated as the Closing Date, as to (i) the resolutions described in Section 7(f) and (g), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

l. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

m. The Transaction Documents will be in a form satisfactory to each Buyer.

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n. The offer and sale of the Offered Shares and the related Warrants pursuant to this Agreement shall be exempt from the registration requirements under the 1933 Act and shall be exempt from the registration and/or qualification requirements of all applicable state securities laws.

o. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel reasonably request.

8.	INDEMNIFICATION.

In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

9.	GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any

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jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of San Francisco, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of a majority of the Offered Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Offered Shares then outstanding.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent

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by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, California 92751

Telephone: 951-943-4014

Facsimile: 951-940-0427

Attention: President

With a copy to:

Jon Haddan

Haddan & Zepfel LLP

500 Newport Center Drive, Suite 580

Newport Beach, CA 92660

Telephone: 949-706-6000

Facsimile: 949-706-6060

If to the Transfer Agent:

Mellon Investor Services LLC

Attention: Raymond Torres

400 S. Hope Street, 4th Floor

Los Angeles, California 90071

Telephone: (213) 553-9724

Facsimile: (213) 553-9735

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives, if any, specified on the Schedule of Buyers

, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with the above provisions five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively; provided however that the foregoing clause (B) shall only be valid if such communication contained in the facsimile is delivered by an overnight courier service within 24 hours of the transmission of facsimile.

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g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Offered Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Offered Shares then outstanding, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations, warranties and covenants of the Company and the Buyers shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to the transactions contemplated hereby as it deems reasonably necessary or appropriate in accordance with its disclosure obligations under applicable law, rules and regulations; provided, however, that the Company will not identify by name any Buyer, other than those that are officers and directors of the Company, in any press release or the body of any other public disclosure without such Buyer’s prior approval which will not be unreasonably withheld or delayed; provided, further, that to the extent the Company breaches the foregoing provision and such breach is the sole cause of an Event of Default (as defined in the Amended and Restated Senior Subordinated Secured Convertible Note between Amphora Limited and the Company of even date herewith (the “Amended Note”), notwithstanding the provisions of Section 2 of the Amended Note, the Interest Rate (as defined in the Amended Note) shall not be increased to the Default Rate (as defined in the Amended Note).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. No Strict Construction. The language used in this Agreement will deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. The parties hereto hereby declare that it is impossible to

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measure in money the damages which will accrue to Buyers or any holder of the Securities by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Buyers and each holder of the Securities. If a Buyer or any holder of Securities institutes any action or proceeding to specifically enforce the provisions hereof, any person or entity against whom such action or proceeding is brought hereby waives the claim or defense therein that such Buyer or the holder of the Securities has an adequate remedy at law, and such person or entity shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

n. Independence. The Company and each Buyer acknowledge that each Buyer is acting and has acted independently from one another and not as a group in connection with the transaction evidenced by the Transaction Documents, including without limitation, performing due diligence, negotiating the Transaction Documents, and deciding whether to acquire the Securities, hold the Securities, vote the Securities or dispose of the Securities. The Company and each Buyer further acknowledge that each Buyer intends to act independently from one another and not as a group in connection with (i) any amendment or waiver of rights under this Agreement or the Registration Rights Agreement, (ii) any future purchase or sale of the Company’s equity securities, (iii) the acquisition, holding, voting or disposing of the Securities or any other capital stock of the Company, or (iv) any other matter arising under or related to the Transaction Documents.

o. Representation. Each party hereto acknowledges that (i) Peninsula Catalyst Fund, L.P. retained Shartsis Friese LLP to represent it in connection with the Transaction Documents, that its interests may not necessarily coincide with the interests of the other Buyers, and that each other Buyer has consulted with, or has had the opportunity to consult with, its own legal counsel and has not relied on Shartsis Friese LLP for legal counsel in connection with this transaction, and (ii) Amphora Limited retained Schulte Roth & Zabel LLP to represent it in connection with the Transaction Documents, that its interests may not necessarily coincide with the interests of the other Buyers, and that each other Buyer has consulted with, or has had the opportunity to consult with, its own legal counsel and has not relied on Schulte Roth & Zabel LLP for legal counsel in connection with this transaction.

p. Exculpation. Each Buyer acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

Modtech Holdings, Inc.

By:	/s/ DENNIS SHOGREN
Name:	Dennis Shogren
Title:	Chief Financial Officer

Modtech Holdings, Inc. Securities Purchase Agreement	-23-

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Peninsula Catalyst Fund, L.P.
By:	Peninsula Catalyst Management LLC
Its:	General Partner

By:	/s/ Mike Ogborne
Name:	Mike Ogborne
Title:	Managing Member

Peninsula Catalyst QP Fund, L.P.
By:	Peninsula Catalyst Management LLC
Its:	General Partner

By:	/s/ Mike Ogborne
Name:	Mike Ogborne
Title:	Managing Partner

Modtech Holdings, Inc. Securities Purchase Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Peninsula Fund, L.P.
By:	PCM Capital LLC
Its:	General Partner

By:	/s/ SCOTT A. BEDFORD
Name:	Scott A. Bedford
Title:	Managing Member

Modtech Holdings, Inc. Securities Purchase Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Gruber & McBaine International		Lagunitas Partners LP
By:	Gruber & McBaine Capital Management LLC	By:	Gruber & McBaine Capital Management LLC
Its:	Attorney-in-Fact	Its:	General Partner

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ J. PATTERSON MCBAINE

Name:	J. Patterson McBaine	Name:	J. Patterson McBaine

Title:	Manager	Title:	Manager

Wallace Foundation		Hamilton College
By:	Gruber & McBaine Capital Management, LLC	By:	Gruber & McBaine Capital Management, LLC
Its:	Attorney-in-Fact	Its:	Attorney-in-Fact

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ J. PATTERSON MCBAINE

Name:	J. Patterson McBaine	Name:	J. Patterson McBaine

Title:	Manager	Title:	Manager

Donaghy Sales, Inc.		Gruber Family Foundation
By:	Gruber & McBaine Capital Management, LLC	By:	Gruber & McBaine Capital Management, LLC
Its:	Attorney-in-Fact	Its:	Attorney-in-Fact

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ JON D. GRUBER

Name:	J. Patterson McBaine	Name:	Jon D. Gruber

Title:	Manager	Title:	Manager

Jon D. & Linda W. Gruber Trust

By:	/s/ JON D. GRUBER		/s/ J. PATTERSON MCBAINE

Name:	Jon D. Gruber	Name:	J. Patterson McBaine

Title:	Trustee

Modtech Holdings, Inc. Securities Purchase Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Dolphin Offshore Partners, L.P.

By:	/s/ Peter E. Salas

Name:	Peter E. Salas

Title:	General Partner

Modtech Holdings, Inc. Securities Purchase Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Amphora Limited
By:	Amaranth Advisors L.L.C.,
Its:	Trading Advisor

By:	/s/ Karl J. Wachter

Name:	Karl J. Wachter

Title:	Authorized Signatory

Modtech Holdings, Inc. Securities Purchase Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ MYRON A. WICK, III

Name:	Myron A. Wick, III

/s/ CHARLES C. MCGETTIGAN

Name:	Charles C. McGettigan

/s/ DAVID BUCKLEY

Name:	David Buckley

/s/ DENNIS SHOGREN

Name:	Dennis Shogren

/s/ RON SAVONA

Name:	Ron Savona

/s/ KAREN ANDREASEN

Name:	Karen Andreasen

/s/ RICK BARTOLOTTI

Name:	Rick Bartolotti

Modtech Holdings, Inc. Securities Purchase Agreement

SCHEDULE OF BUYERS

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
Peninsula Catalyst Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Mike Ogborne Facsimile: 415-568-3385 With a copy to: Steven O. Gasser, Esq. Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111 Facsimile: 415-421-2922	50,750	25,375	$287,752.50

Peninsula Catalyst QP Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Mike Ogborne Facsimile: 415-568-3385 With a copy to: Steven O. Gasser, Esq. Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111 Facsimile: 415-421-2922	124,250	62,125	$704,497.50

Peninsula Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Jason Harris Facsimile: 415-568-3385	475,000	237,500	$2,693,250

Lagunitas Partners LP	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	183,200	91,600	$1,038,744

Gruber & McBaine International	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	166,900	83,450	$946,323

Hamilton College	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	91,000	45,500	$515,970

Wallace Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	48,500	24,250	$274,995

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	1

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
Donaghy Sales, Inc.	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	30,400	15,200	$172,368

Gruber Family Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	32,300	16,150	$183,141

Jon D. & Linda W. Gruber Trust	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	60,600	30,300	$343,602

J. Patterson McBaine	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	30,000	15,000	$170,100

Jon D. & Linda W. Gruber Trust	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	7,100	3,550	$40,257

Dolphin Offshore Partners, L.P.	C/o Dolphin Asset Management 129 E. 17th Street New York, New York 10003 Facsimile: (212) 202-3817	200,000	100,000	$1,134,000

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands With a copy to: Eleazer Klein, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: 212-593-5955	500,000	250,000	$2,835,000

Myron A. Wick, III	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	15,900	7,950	$99,931.50

Charles C. McGettigan	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	15,900	7,950	$99,931.50

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	2

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
David Buckley	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	4,000	2,000	$25,140

Dennis Shogren	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	5,400	2,700	$33,939

Ron Savona	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

Karen Andreason	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

Rick Bartolotti	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

TOTAL		2,046,000	1,023,000	$11,629,110

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	3

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(f)	SEC Documents
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(x)	Loan Documents
Schedule 3(z)	Key Executives and Directors
Schedule 4(d)	Use of Proceeds

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Lock Up
Exhibit C	Form of Company Counsel Opinion
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	NASDAQ Letter

Modtech Holdings Securities Purchase Agreement SCHEDULES

Exhibit C

Form of Company Counsel Opinion

Modtech Holdings Securities Purchase Agreement

EXHIBIT C

HADDAN & ZEPFEL LLP

Attorneys at Law

500 Newport Center Drive, Suite 580

Newport Beach, California 92660

(949) 706-6000

Facsimile (949) 706-6060

August     , 2005

To Each of the Buyers

Listed on the Schedule of Buyers to

the Securities Purchase Agreement with

Modtech	Holdings, Inc., dated August 5, 2005

Gentlemen:

We have acted as counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 2,046,000 shares of the Company’s common stock, par value $0.01 per share (the “Offered Shares”), and warrants (the “Warrants”) to purchase an additional 1,023,000 shares of common stock (the “Warrant Shares”) to each of the Buyers under the Securities Purchase Agreement dated as of August 5, 2005 (the “Purchase Agreement”). This opinion is being delivered pursuant to Section 7(d) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used in this letter have the meanings given them in the Purchase Agreement.

In connection with rendering this opinion letter, we have examined original or photostatic copies of the Purchase Agreement as well as the following agreements of even date therewith: (i) the Amended and Restated Registration Rights Agreement among the Company and Buyers (the “Registration Rights Agreement”), (ii) the Warrants to Purchase Common Stock between the Company and the Buyers (the “Warrant Agreements”), (iii) the Amended and Restated Senior Subordinated Secured Convertible Note between the Company and Amphora Limited (the “Note”), (iv) the Consent, Waiver, Amendment and Exchange Agreement between the Company and Amphora Limited (the “Waiver”), (v) the Warrant to Purchase Common Stock between the Company and Amphora Limited for 8,276 shares of common stock (the “Amphora Warrant”), and (vi) the Voting Agreements between the Company and certain stockholders of the Company (the “Voting Agreements). The Purchase Agreement, the Registration Rights Agreement, the Warrant Agreements, the Note, the Waiver, the Amphora Warrant and the Voting Agreements are collectively referred to herein as the “Transaction Documents.”

In addition, we have examined original or certified copies of the current (i) Certificate of Incorporation and Bylaws of the Company; (ii) resolutions adopted by the Board of Directors of the Company; and (iii) good standing certificate of the Company as of a recent date issued by the California, Delaware, Arizona, Florida and Texas Secretaries of State. As to other questions of fact relevant to our opinion, we have relied upon the representations and warranties as to factual

Modtech Holdings, Inc.

August 5, 2005

matters made in the Transaction Documents by the parties thereto and have made no independent verification of such factual statements.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications; the due authorization, execution and delivery of all Transaction Documents by each party, except the Company, where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legality, validity, binding effect and enforceability as to each party other than the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such party. We have also assumed: that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents; that the Buyers have complied with all laws applicable to them that affect the transactions referred to in the Transaction Documents; that routine procedural matters such as service of process, qualification to do business, the filing of tax returns or the payment of taxes in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents; that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents; and that there has been no mutual mistake of fact and there exists no fraud or duress with respect to the Transaction Documents and the transactions referred to therein.

The qualification of any opinion or statement with respect to the existence or absence of facts by the phrase “to our knowledge” or “known to us” means the actual knowledge of the attorneys in this firm involved with the review and negotiation of the Transaction Documents. We also call to your attention to the fact that while we regularly represent the Company, we are not familiar with all aspects of the Company’s business affairs. We have not conducted an independent audit of the Company or its files.

We are qualified to practice law in the State of California. The opinions expressed herein are limited to the laws of the State of California, the Federal laws of the United States, and the corporate law of the State of Delaware. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction or the enforceability of any choice-of-law provisions, but have assumed for purposes of this opinion that to the extent any agreement described herein states that it is governed by New York law, that New York law is the same as California law. We are not expressing any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Modtech Holdings, Inc.

August 5, 2005

With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon inquiries of officers of the Company for disclosure of material agreements to which the Company is a party and have made no further investigation.

Based on the foregoing, and subject to the qualifications and limitations stated in this letter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware. It has the requisite corporate power to own or lease its properties and to carry on its business as presently conducted. It is qualified as a foreign corporation to do business in California, Arizona, Texas and Florida and is presently in good standing as a foreign corporation in such states. To our knowledge, there are no other states where the ownership of the Company’s property or the conduct of its business both require it to qualify as a foreign corporation and where any statutory fines or penalties for failure to so qualify would have a Material Adverse Effect on the Company

2. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith

3. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $ 0.01 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of August 3, 2005, and excluding any Offered Shares and Warrant Shares to be issued pursuant to the terms of the Transaction Documents, any shares of common stock to be issued upon the conversion or exercise of outstanding securities convertible or exercisable into shares of Common Stock, there were, according to the Company’s transfer agent, 14,834,535 shares of Common Stock outstanding. There are no shares of Preferred Stock outstanding.

4. The Offered Shares and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon exercise and against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

Modtech Holdings, Inc.

August 5, 2005

5. The execution, delivery and performance of the Transaction Documents by the Company (i) do not violate any provision of the Certificate of Incorporation or Bylaws, (ii) to our knowledge, do not constitute a material default of any material agreement to which the Company is a party, and (iii) do not conflict with or violate (a) any order, judgment or decree applicable to the Company and known to us, or (b) the Federal laws of the United State or the laws of the State of Delaware, where such conflict or violation would have a Material Adverse Effect on the Company.

6. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Transaction Documents.

7. Subject to (i) the accuracy of the Buyers’ representations and warranties in Section 2 of the Purchase Agreement and the Company’s representation and warranties in Section 3(k) and 3(l) of the Purchase Agreement, and (ii) the timely filing of a Form D Notice pursuant to Regulation D of the Securities and Exchange Commission, the offer, issuance and sale of the Offered Shares, Warrants and Warrant Shares pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933.

This opinion letter is furnished pursuant to the request of the parties to whom it is addressed and is rendered by us solely for the benefit of such parties in connection with the Transaction Documents. We are not hereby assuming any professional responsibilities to any other person or entity whatsoever. This opinion letter may be relied upon only in connection with the Transaction Documents. This opinion letter may not be relied upon by any other person or entity (including by way of subrogation or assignment) or for any other purpose without our prior written consent. This opinion letter is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

Very truly yours,

HADDAN & ZEPFEL, LLP

Exhibit D

Form of Irrevocable Transfer Agent Instructions

Modtech Holdings Securities Purchase Agreement

EXHIBIT D

TRANSFER AGENT INSTRUCTIONS

MODTECH HOLDINGS, INC.

                         , 2005

Mellon Investor Services LLC

400 S. Hope Street, 4th Floor

Los Angeles, California 90071

Telephone: (213) 553-9724

Facsimile: (213) 553-9735

Attention: Ron Lug

Dear Mr. Lug:

Reference is made to that certain Registration Rights Agreement, dated July     , 2005 (the “Agreement”), by and among Modtech Holdings, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders an aggregate of up to                      shares of Common Stock, $0.     par value per share (“Common Stock”), and warrants to purchase additional shares of Common Stock (the “Warrants”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to promptly issue shares (the “Shares”) of Common Stock of the Company to the Holders in the amounts specified opposite each Holder’s name on Exhibit I attached hereto; and

(ii) to issue shares of Common Stock upon exercise of the warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon any Holder’s delivery to you of a properly completed and duly executed Exercise Notice in the form attached hereto as Exhibit II which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, which form may be submitted by facsimile to you at (        )         -        .

So long as you have previously received (a) written confirmation from counsel to the Company that either (i) a registration statement covering resales of the applicable Shares and/or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) the sales of the Shares and/or Warrant Shares may be made in conformity with Rule 144 under the 1933 Act and (b) a copy of such registration statement, then you shall issue the certificates representing the Shares and the Warrant Shares, as applicable, within two business days after your receipt of a written request of a Holder or the Exercise Notice (and in instances where certificates evidencing Shares or Warrant Shares have already been issued with a Securities Act legend, upon return of such legended certificates for cancellation by you), and such certificates shall not bear any legend restricting transfer of the Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Shares and Warrant Shares are not registered for resale under the 1933 Act, then the certificates for such Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SECURITIES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

All Shares and Warrants Shares that are to be issued without a restrictive legend shall, upon request from Holder, be issued electronically using the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program so long as you subscribe to such system. A form of written confirmation from counsel to the Company that a registration statement covering resales of the Shares and Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

[remainder of page intentionally left blank]

Please execute this letter in the space indicated to acknowledge receipt of these instructions. Should you have any questions concerning this matter, please contact me at (        )         -        .

Very truly yours,

Modtech Holdings, Inc.

By:
Name:
Title:

RECEIPT OF THE FOREGOING

INSTRUCTIONS ARE ACKNOWLEDGED

AND AGREED TO

this      day of         , 2005

Mellon Investor Services LLC

By:
Name:
Title:

Enclosures

cc:	[list names of Holders]

EXHIBIT I

Name	Address	Number of Shares

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MODTECH HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Modtech Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to	_____________	Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to	_____________	Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall issue                      Warrant Shares in the name of the holder or in such other name as specified below in accordance with the terms of the Warrant. Please deliver the Warrant Shares as follows:

             Warrant Shares are to be issued electronically using the Depositary Trust Company Fast Automated Securities Transfer program to account number                                          ; or

             Warrants Shares are to be delivered to the following address:

                                                                                                                                                                                                    .

____________________________

(Name)

4. Issuance of Replacement Warrant. Please issue a replacement Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

______________________________

(Name)

Date: ___________ ___,_____

___________________________________

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

Delivery Via DWAC

[Company Letterhead]

Date:

Via Fax:[201-296-4491] only

Mellon Investor Services LLC

DWAC Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: DWAC Issuance 001-751-60783C10	Control No. 2005-________

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of July      , 2005.

Number of Shares:	_________________________________________

___________ Original Issue or

___________ Transfer from Treasury Account

Broker Name:	_________________________________________

Broker’s DTC Number:	_________________________________________

Contact and Phone:	_________________________________________

The broker will initiate the DWAC transaction on (date).

Sincerely,

[Company Contact Name]
[Title]

cc: Broker

ACKNOWLEDGEMENT

ACKNOWLEDGMENT

Form for Physical Certificate

[Company Letterhead]

Via Fax:[201-296-4279 only

Mellon Investor Services LLC

Stock Option Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: Option Issuance 001-751-60783C10	Control No. 2005-________

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via Physical certificate. The shares are being issued to cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of July       , 2005:

Date of Certificate:	______________________________________

Number of Shares:	______________________________________

Optionee Name:	______________________________________
Social Security Number:	______________________________________

Restricted Shares:	☐ NO ☐ YES (see attached legend to be affixed to certificate)

Name on Certificate:	______________________________________
Mailing Address	______________________________________
for Certificates:	______________________________________
______________________________________

Method of Delivery:	Overnight delivery

Please call [Company contact & Phone #] if you have any questions. Thank you for your assistance.

Very truly yours,

[Company Contact Name]
[Title]

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Mellon Investor Services LLC

400 S. Hope Street, 4th Floor

Los Angeles, California 90071

Telephone: (213) 553-9724

Facsimile: (213) 553-9735

Attention: Raymond Torres

Re:	Modtech Holdings, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders the Company’s common stock, $.01 par value per share (the “Common Shares”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Common Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      , 200    , the Company filed a Registration Statement on Form S-3 (File No. 333-                 ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Common Shares and the Warrant Shares are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing notice to you that the Common Shares and the Warrant Shares are, as of this date, freely transferable by the Holders pursuant to the Registration Statement. Unless you receive separate notice or instructions from us following the date hereof and preceding a request by a Holder for a legend-free certificate or reissue thereof, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders in exchange for their Common Shares or Warrant Shares as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                      , 2005. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:
CC:	[LIST NAMES OF HOLDERS]

8

Exhibit E

NASDAQ Letter

Modtech Holdings Securities Purchase Agreement

EXHIBIT E

Illegible

By Facsimile and First Class Mail

August 1, 2005

Jon Hadden, Esq.

Haddan & Zepfel LLP

500 Newport Center Drive

Newport Beach, CA 92660

Re:	Modtech Holdings, Inc. (the “Company”)

Dear Mr. Hadden:

This is in response to your letter dated June 28, 2005, and your e-mails dated July 8, 2005, July 14, 2005, July 25, 2005, July 26, 2005, and July 27, 2005, regarding a proposed private placement of shares of the Company’s common stock and warrants expected to be consummated in July 2005 (the “Peninsula Transaction”). Specifically, you asked whether the Peninsula Transaction would be aggregated with a convertible note and warrant offering completed on December 31, 2004, (the “Amphora Transaction”) for purposes of Marketplace Rule 4350(i)(1)(D)1 (the “Rule”). Your question relates also to the applicability of Rules 4350(i)(1)(A)2 and 4350(i)(1)(B)3.

According to the information you provided, in the Amphora Transaction, the Company sold to Amphora Limited a $25 million convertible promissory note (the “Note”) and a related warrant (the “Warrant”), each having a term of five years. The Note is convertible into, and the Warrant is exercisable for, the Company’s common stock at a price of $8.70 per share (the “Conversion Price” and the “Exercise Price”, respectively).4 The Note is convertible into 2,873,564 shares of common stock (approximately 19.9% of the pre-transaction outstanding shares), and the Warrant is exercisable for 229,886 shares (approximately 1.6% of the pre-transaction outstanding shares). No officers, directors, employees or consultants of the Company participated in the Amphora Transaction. Although both the Note and the Warrant contain anti-dilution provisions, the Note cannot be converted into more than 19.9% of the pre-transaction shares at a discount unless shareholder approval is obtained, and the Exercise Price is subject to a minimum price which is a

[1]	Marketplace Rule 4350(i)(1)(D)(ii) states that each issuer shall require shareholder approval prior to the issuance of designated securities in connection with a transaction other than a public offering involving “the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.”

[2]	Pursuant to Marketplace Rule 4350(i)(1)(A), each issuer shall require shareholder approval “when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which options or stock may be acquired by officers, directors, employees, or consultants....”

[3]	Marketplace Rule 4350(i)(1)(B) states that each issuer shall require shareholder approval “when the issuance will result in a change of control of the issuer.”

[4]	The closing bid price of the Company’s common stock on December 30, 2004, was $8.56.

Jon Hadden, Esq.

August 1, 2005

premium to both the market and book value immediately preceding the signing of the definitive agreement. Accordingly, shareholder approval of the Amphora Transaction was not required by the Rule. The use of the proceeds was for general working capital purposes, general corporate purposes, and the repayment of certain outstanding indebtedness.

You stated that in the Peninsula Transaction, the Company will sell 2,067,600 shares of common stock (approximately 14% of the pre-transaction outstanding shares) (the “Peninsula Stock”) and warrants exercisable for up to 1,355,800 shares (approximately 9% of the pre-transaction outstanding shares) (the “Peninsula Warrants”) to purchasers including Peninsula Capital Management, Grubcr McBaine Capital Management, and three directors and three officers of the Company (the “Insiders”). The Insiders will purchase, in the aggregate, up to approximately 3% of the shares being issued, and no other officers, directors, employees, or consultants of the Company will participate in the transaction. The price paid by the Insiders will be no less than the greater of book and market value at the time of the definitive agreement.5 The price paid for the common stock by the other purchasers will be at a discount to the market price, and the exercise price of the Peninsula Warrants will be no less than the greater of book and market value immediately preceding the execution of the definitive agreement unless shareholder approval is obtained.6 The Peninsula Warrants will not be exercisable until six months after closing.

You stated that Amphora had no involvement in the negotiation of the Peninsula Transaction. However, pursuant to the terms of the Amphora Transaction, Amphora has a right of first refusal with respect to any subsequent securities offering for two years. Under such right, Amphora has notified the Company that in the Peninsula Transaction it intends to purchase 500,000 shares of common stock, and warrants exercisable for an additional 250,000 shares, or approximately 24% of the shares to be sold.

You stated that the Company had not contemplated the Peninsula Transaction at the time of the Amphora Transaction and that there were no contingencies between the two transactions. In addition, you stated that events subsequent to closing of the Amphora Transaction gave rise to the need for additional financing. Specifically, you stated that events identified by the Company in April and May 2005 caused it to incur additional losses, resulting in the breach of financial covenants in its credit facility. The covenants will be amended the Peninsula financing.

According to a Schedule 13G filed with the Securities and Exchange Commission, four shareholders, with aggregate holdings equal to approximately 20.5% of the Company’s outstanding shares of commons stock, constitute a group (the “Group”) within the meaning of Rule 13d-5(b). The Group is the largest holder of the Company’s common stock; the next largest owns

[5]	In calculating the market value of each unit, the Company will attribute value for each warrant as described in your correspondence.

[6]	The transaction will be subject to the requirements of IM-4350-2 – Interpretive Material Regarding the Use of Share Caps to Comply with Rule 4350(i).

Jon Hadden, Esq.

August 1, 2005

approximately 10%. Members of the Group will participate in the Peninsula Transaction, and the Group will remain the largest shareholder following the Peninsula Transaction.

Following our review of the information you provided, we have determined that the shares to be issued in the Peninsula Transaction will not be aggregated with the shares issued in the Amphora Transaction for purposes of the Rule because: i) the Peninsula Transaction was not contemplated at the time of the Amphora Transaction: ii) there were no contingencies between the two transactions; iii) the investor in the Amphora Transaction will participate in the Peninsula Transaction only to limited extent and only because of the right of first refusal; and iv) approximately seven months will have passed between the two transactions. In addition, based on your representations regarding the Peninsula Transaction, shareholder approval is not required under Rule 4350(i)(1)(D) because the issuance of common shares at less than market and book value will equal less than 20% of the common shares and voting power outstanding on a pre-transaction basis. In that regard, while approximately 22% of the pre-transaction shares outstanding could be issued in the Peninsula Stock and Peninsula Warrants, the Peninsula Warrants may not be exercised until six months after the date of closing and the exercise price of those warrants will not be less than the greater of book or market value. As such, the Peninsula Warrants will not count towards the 20% calculation of Rule 4350(i)(l)(D). Shareholder approval is not required pursuant to Rule 4350(i)(l)(A) because the price to be paid by the Insiders will not be at a discount. In addition, given the size of the Group’s current ownership position and because the Group will remain the largest shareholder, the Peninsula Transaction will not result in a change of control and, therefore, will not require shareholder approval under Rule 4350(i)(1)(B).

This letter has been reviewed and approved for issuance by the Nasdaq Office of General Counsel. The foregoing conclusions are based solely upon the representations made in your letter, and should not he interpreted as precedent. This interpretation should not be relied upon if there are any omissions of material information or change in the facts or conditions presented in your letters. The opinions expressed in this letter are based upon current Nasdaq Rules and policies, and may not be relied upon should there be a subsequent change in Nasdaq’s listing criteria. Furthermore, this conclusion relates only to the enforcement of Nasdaq Rules and does not represent a legal conclusion regarding the applicability of statutory or regulatory provisions of federal or state securities laws. Please note that to provide transparency about the interpretation of our rules, Nasdaq will publish an anonymous summary of our conclusions, which will appear on the Legal and Compliance section of Nasdaq’s web site.

If you have any questions, please contact Tom Choe at (301) 978-8027 or me at (301) 978-8026.

Sincerely,

David Compton